UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 13, 2009, Six Flags, Inc. (the “Company”), Six Flags Operations Inc. (“SFO”) and Six Flags Theme Parks Inc. (“SFTP”) and certain of SFTP’s domestic subsidiaries, (the “SFTP Subsidiaries” and, collectively with the Company, SFO and SFTP, the “Debtors”), filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 09-12019).

In anticipation of the Bankruptcy Filing, the Debtors entered into a Plan Support Agreement (the “Support Agreement”), dated June 13, 2009, with certain participating lenders (the “Participating Lenders”), who are parties to the Second Amended and Restated Credit Agreement, dated as of May 25, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among the Company, SFO, SFTP (as the primary borrower), certain of SFTP’s foreign subsidiaries party thereto, the lenders thereto (the “Lenders”), the agent banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  The Debtors’ proposed financial restructuring, as outlined in the Support Agreement, has the unanimous support of the lenders’ steering committee and the Administrative Agent.

Pursuant to the Support Agreement, the Participating Lenders agreed, subject to the terms and conditions contained in the Support Agreement, to support the Debtors’ proposed financial restructuring described in the non-binding restructuring term sheet attached as an exhibit to the Support Agreement (the “Term Sheet”), and further agreed not to transfer the claims of the Lenders (the “Lender Claims”), subject to certain exceptions.  In accordance with the terms set forth in the Support Agreement, the Debtors filed the Bankruptcy Filing on June 13, 2009.

The Support Agreement may be terminated, subject to certain exceptions, if: (i) a plan (the “Qualified Plan”) in form and substance reasonably satisfactory to Participating Lenders holding more than 60% of the Lender Claims (the “Super Majority Participating Lenders”) and a disclosure statement (the “Disclosure Statement”) related to the Qualified Plan, shall not have been filed by August 15, 2009, (ii) the Disclosure Statement shall not have been approved by the Bankruptcy Court by October 15, 2009, (iii) the Bankruptcy Court shall not have entered an order (the “Confirmation Order”) confirming a Qualified Plan by December 31, 2009, (iv) a Qualified Plan shall not have been consummated by February 15, 2010, (v) the Debtors shall take any action, subject to certain exceptions, inconsistent with the covenants set forth in the Support Agreement, (vi) an examiner with expanded powers or a trustee shall have been appointed in the chapter 11 case or if such case is dismissed, or if the case is converted to one under chapter 7, (vii) a Confirmation Order is reversed on appeal or vacated, (viii) the Bankruptcy Court does not enter, by certain deadlines after the petition date, interim and final  orders governing the use by the Debtors of the Lenders’ cash collateral and granting adequate protection to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent (the “Cash Collateral Order”), (ix) the occurrence of a termination event under the Cash Collateral Order, unless such termination event is waived, or (x) there shall have occurred any event, development or circumstance since the petition date (other than certain events noted therein related to the Bankruptcy Filing) that shall have resulted or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), income operations or prospects of the Debtors.

The following is a summary of the Term Sheet.  The Term Sheet is subject to ongoing review and approval by, and is not binding upon, the Lenders and the Administrative Agent, and is subject to material change.  The proposed restructuring (“Restructuring”) of the Debtors will be consummated pursuant to joint plans of reorganization (collectively, the “Plan”) which will be filed by the Debtors in connection with a contemplated chapter 11 filing.

1.             Summary of Transaction.  Subject to the satisfaction or waiver of the conditions described below, the Restructuring described herein is supported by the steering committee of lenders (the “Steering Committee Lenders”)(1) party to Credit Agreement among SFI, SFO and SFTP, JPMorgan Chase Bank N.A., as administrative agent (the “Agent”), the Steering Committee Lenders and the other lenders parties thereto (collectively, the “Lenders”).  The Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the Plan and the related definitive documentation governing the Restructuring.

The Plan will provide for the restructuring of the Debtors’ balance sheets.  Except for the Credit Agreement obligations (and swap obligations secured ratably therewith, collectively the “Credit Agreement Obligations”), all claims against or interests in SFTP and the SFTP Subsidiaries (collectively, the “SFTP Debtors”) will be unimpaired.  The Credit Agreement Obligations will be impaired and each holder thereof will receive distributions equal to its Credit Agreement Obligations claims comprised of its ratable share of the New Term Loans (as defined below) and shares of New Common Stock (as defined below) for the balance of such claims.  SFO will retain its equity in SFTP and the holders of SFO general unsecured claims, including the SFO Notes(2), shall receive, in the aggregate, shares of New Common Stock having a value equal to the residual enterprise value of the SFTP Debtors after satisfaction in full of the claims against them (including the Credit Agreement Obligations).  SFI shall retain its equity interests in SFO and holders of general unsecured claims against SFI, including the SFI Notes(3) and the SFO Notes (on account of their guarantee claim), shall receive, in the aggregate, shares of New Common Stock having a value equal to the residual enterprise value of SFI’s

(1)            The Steering Committee Lenders are JPMorgan, Beach Point Capital, Davidson Kempner Capital Management LLC, Eaton Vance Management, Sankaty Advisors LLC, Taconic Capital Advisors and Silver Point Capital, L.P.

(2)            “SFO Notes” refers to the $400 million aggregate principal amount of senior unsecured notes (plus accrued and unpaid interest) comprising of the unsecured 12.25% senior notes due 2016 issued pursuant to that certain Indenture dated as of June 16, 2008, among SFO, SFI and HSBC Bank USA, National Association.

(3)            “SFI Notes” refers to the approximately $868 million aggregate principal amount  (plus accrued and unpaid interest) of the following senior unsecured notes: (a) the unsecured 8.875% senior notes due 2010 issued pursuant to that certain Indenture dated as of February 11, 2002, between SFI and The Bank of New York (“BONY”) , (b) the unsecured 9.75% senior notes due 2013 issued pursuant to that certain Indenture dated as of April 13, 2003, between SFI and BONY, (c) the unsecured 9.625% senior notes due 2014 issued pursuant to that certain Indenture dated as of December 5, 2008, between SFI and BONY, and (d) the unsecured 4.5% convertible senior notes due 2015 issued pursuant to that certain Indenture dated as of November 19, 2004, between SFI and BONY.

direct and indirect interests in Six Flags Over Georgia and Six Flags Over Texas (collectively the “Partnership Parks”).

2.             Chapter 11 Financing.

(a)                Use of Cash Collateral.  The Debtors shall be permitted to use the Lenders’ cash collateral on a consensual basis on the following key terms:

(i)         Provision of adequate protection to the Lenders in the form of (i) to the extent of any diminution in value, superpriority claims under Bankruptcy Code section 364(c)(1) and 507(b), with priority over all other administrative claims, and replacement liens on all property of SFO and the SFTP Debtors with a first priority on any unencumbered property and priming the collateral securing the Credit Agreement Obligations, (ii) monthly payment of an amount equal to interest accrued on the Credit Agreement Obligations at the non-default LIBOR-based rates set forth in the Credit Agreement (with an additional 2% in respect of default interest accruing) and (iii) the prompt payment, following submission of invoices, of agency fees, letter of credit fees, and fees and expenses of counsel and financial advisors to the Agent

(ii)        The Debtors’ diligent prosecution of the Restructuring described herein (and not supporting an alternative restructuring)

(iii)       Additional reasonable covenants regarding use of cash collateral outside the ordinary course of business acceptable to the Lender Steering Committee.

(b)                 Letters of Credit; New Money LC Facility/DIP Financing.  Subject to approval of the Required Lenders, the Debtors shall have the ability to renew and/or extend the maturity date of existing letters of credit prior to the Effective Date (as defined below) without any increase in the amount available to be drawn thereunder.  Debtors shall have the ability to obtain a post-petition bi-lateral letter of credit facility in an amount to be agreed (secured solely by cash collateral) to address post-filing incremental letter of credit requirements.

3.             Reorganized Company Capital Structure.

(a)                  Post-Emergence Working Capital Facility.  On the effective date of the Plan (the “Effective Date”), the Debtors shall obtain a new four-year secured revolving or multi-draw term credit facility in an amount of $150 million (the “New Revolver”).  The New Revolver shall be secured by first liens on substantially all of the assets of the Debtors, with such liens being pari passu with the liens securing the New Term Loans but with the New Revolver ranking as “first out” in the payment waterfall relative to the New Term Loans, including without limitation, the right to receive upon the occurrence and continuation of an event of default, 100% of all cash flows until the New Revolver is paid in full.(4)  The New Revolver shall otherwise have terms acceptable to the Debtors, the Steering Committee Lenders and the providers of such New Revolver, including an annual clean-up requirement.  In addition the New Revolver shall have the usual and customary terms and other customary affirmative and negative covenants to be negotiated.

(b)             New Term Loans.  Reorganized SFTP shall enter into a new $600 million secured term loan agreement (the “New Term Loans”), which shall be guaranteed by SFI, SFO and the SFTP Subsidiaries and have the following material terms and conditions:

•                  5 year maturity

•                  Interest at LIBOR + 7.00%, with a LIBOR floor of 2.50%; provided that prior to the second anniversary of the Effective Date, 1.50% of such interest may, at the Debtors’ option, be paid in kind with any such paid in kind interest to be added to principal and deemed additional New Term Loans

•                  Call protection as follows: year 1 — 103%; year 2 — 101.5%; thereafter — par

•                  Secured by first liens on substantially all assets, with such liens being pari passu with the New Revolver but with the New Term Loans ranking “last out” relative to the New Revolver in payment waterfall(4)

•                  Usual and customary financial covenants, including leverage covenants to be negotiated by the parties, minimum interest coverage and maximum capital expenditures, in each case, measured from SFI down

•                  Usual and customary affirmative and negative covenants (that would be binding on SFI), including, without limitation, limitations on indebtedness, liens, restricted payments, asset dispositions and investments, in each case with baskets and allowances to be negotiated, including permission for SFI to incur up to $150 million in unsecured indebtedness to finance future Partnership Park “liquidity put” obligations on terms and conditions acceptable to the Lender Steering Committee.  The amount of SFTP cash flow available for all Partnership Park-related obligations, including “liquidity put” obligations, debt service and amortization, will be subject to a cap to be agreed

(4)            Traditional first lien/second lien structure could be considered if necessary to raise New Revolver.

(c)                  New Common Stock.  Subject to the right of the stockholders to amend the certificate of incorporation, reorganized SFI shall issue a single class of common stock (the “New Common Stock”) on the Effective Date of the Plan of Reorganization (the “Effective Date”), which stock shall be deemed fully paid and non-assessable.  All New Common Stock issued will be subject to dilution from the exercises of options and/or the granting of restricted stock in connection with the Long Term Incentive Plan (as defined below).

(d)                 Options / Restricted Stock. There shall be allocated sufficient shares of New Common Stock to provide the Long Term Incentive Plan (as defined below).

4.                                       Plan Distributions/Treatment.

(a)                  SFTP Debtors.

(i)                           The Credit Agreement Obligations shall be paid in full by distribution of New Term Loans and shares of New Common Stock having a value equal to the balance of such claim and representing 92% of the issued and outstanding New Common Stock.

(ii)                        All other creditors and interest holders of the SFTP Debtors shall be unimpaired and the Plan shall not alter such creditors and interest holders’ legal, equitable or contractual rights.  Each such claim shall be paid in full in cash on the later to occur of the Effective Date and the date on which such claim becomes due and payable.

(b)                 SFO.              Each holder of a claim against SFO (other than the claim on account of SFO’s guarantee of the Credit Agreement Obligations) shall receive shares of New Common Stock having a value equal to the residual enterprise value of the SFTP Debtors after satisfaction in full of the claims against them (including the Credit Agreement Obligations) and representing 7% of issued and outstanding New Common Stock.

(c)                  SFI.                   Holders of general unsecured claims against SFI, including the SFI Notes and the SFO Notes (on account of their guarantee claim) shall receive, in the aggregate, shares of New Common Stock having a value equal to the residual enterprise value of  SFI’s direct and indirect interests in the Partnership Parks and representing 1% of issued and outstanding New Common Stock.

(d)                 Other Distributions.

(i)                             Each holder of an allowed administrative claim, including claims of the type described in section 503(b)(9) of the Bankruptcy Code,

shall receive payment in full (in cash) of the unpaid portion of its allowed administrative claim on the Effective Date or as soon thereafter as practicable (or, if payment is not then due, shall be paid in accordance with its terms) or pursuant to such other terms as may be agreed to by the holder of such claim and the Debtors.

(ii)                         Allowed secured tax claims and allowed other secured claims shall be unimpaired.

(iii)                      Intercompany claims will be (at the election of the Debtor or Reorganized Debtor holding such claim and with the consent of the Steering Committee Lenders) (1) released, waived and discharged as of the Effective Date, (2) contributed to the capital of the obligor corporation, (3) dividended or (4) remain unimpaired.

(iv)                     Holders of the existing equity interests in SFI (both preferred and common) (collectively, “Old Interests”) shall receive no recovery.  Such Old Interests shall include any options, warrants or other agreements to acquire or be issued any Old Interests (whether or not arising under or in connection with any employment agreement), including without limitation, any claim against the Debtors that is subordinated pursuant to section 510(b) of the Bankruptcy Code, which shall include any claim arising from the rescission of a purchase or sale of any equity interest, any claim for damages arising from the purchase or sale of any equity interest, or any claim for reimbursement, contribution or indemnification for such claim.

5.                                       Other Plan Provisions/Means for Implementation.

(a)                  Board of Directors of Reorganized SFI.  Reorganized Six Flags shall have an eleven-person board of directors (the “Board”), seven of whom shall be selected by the Steering Committee Lenders (it being understood that the Steering Committee Lenders shall consider Robert McGuire and Perry Rogers among the candidates for such Board seats), one of whom shall be the CEO and three of whom shall be the following three current directors: Daniel M. Snyder, Mark Jennings and Dwight Schar.  Mr. Snyder will be designated Chairman.  All directors shall stand for election annually.

(b)                 Retention of Senior Management.  The Steering Committee Lenders support the retention of the following executives (“Management”): (i) Mark Shapiro, President and Chief Executive Officer; (ii) Jeffrey R. Speed, Executive Vice President and Chief Financial Officer; (iii) Louis Koskovolis, Executive Vice President, Corporate Alliances-Sponsorship; (iv) Mark Quenzel, Executive Vice President, Park Strategy and Management; (v) Andrew M. Schleimer, Executive Vice President,

Strategic Development and In-Park Services; (vi) Michael Antinoro, Executive Vice President, Entertainment and Marketing and (vii) James Coughlin, General Counsel.  All existing executive employment agreements for Management will be assumed in accordance with their terms; provided that any provisions in such employment agreements providing for Old Interests in SFI shall not be assumed and shall be treated under Section 4(d)(iv) above; provided further that the provisions regarding a change of control in Mr. Shapiro’s employment agreement shall be clarified so as to (i) exclude from the definition of “Change in Control”: (a) the Chapter 11 cases and the occurrence of the Effective Date and (b) the replacement of any current directors with directors appointed by the Steering Committee Lenders, (ii) modify the definition of “Significant Change in Board Composition” so that it is triggered only by the failure of more than one of Mark Shapiro, Daniel M. Snyder, Mark Jennings and Dwight Schar, or their respective successors, to be a “Continuing Director” and (iii) exclude the Lenders from the definition of “person” to the extent that the Lenders, as a collective, could be deemed to be acting as a “group” for the purposes of the Securities Exchange Act of 1934; provided further that cash severance for Mr. Shapiro shall be limited to three years base salary plus bonus.

(c)                  Long Term Incentive Plan. The Reorganized Debtors shall implement a management incentive plan for Management, selected employees and directors of Reorganized SFI, providing incentive compensation in the form of stock options and/or restricted stock in the Reorganized Company equal to 10% of the equity in SFI, on a fully diluted basis (the “Long Term Incentive Plan”).  The Long Term Incentive Plan shall be effective as of the Effective Date and shall be subject to such terms and conditions as the Debtors and the Steering Committee Lenders shall mutually agree. Immediately following the Effective Date, the aggregate allocations to Management under the Long Term Incentive Plan shall consist of 3.75% of the equity of SFI on a fully diluted basis in the form of restricted stock and 3.75% of the equity of SFI on a fully diluted basis in the form of options. Such stock and options shall be allocated to the members of Management consistent with their respective employment agreements.  Any additional allocations following the Effective Date shall be determined by the Board, provided that Management shall not be able to participate therein for the year following the Effective Date absent full Board approval.

(d)             Releases, Indemnification and D&O Insurance. The Plans shall provide for general mutual releases and exculpation by the Debtors, the estates and the reorganized Debtors for the benefit of (1) all individuals serving as directors and officers of the Debtors as of the Effective Date, (2) the Agent and the Lenders, and (3) the advisors, attorneys and consultants to each of the foregoing. The terms of such general mutual releases and exculpation shall be in form and substance customary for transactions of this type and mutually agreed to. In addition, the reorganized Debtors shall assume all existing indemnification obligations of the Debtors in favor of the directors and officers described in clause (1) above (whether in the Debtors’ bylaws, contracts or otherwise), and the Plan shall include provisions for the purchase of director and officer liability insurance for the directors and officers of the Reorganized Debtors (in form and substance satisfactory to the Directors of the Reorganized Debtors).

(e)                  Charter; Bylaws. The charter and bylaws of each of the Debtors shall have been restated in a manner reasonably satisfactory to the Steering Committee Lenders and consistent with section 1123(a)(6) of the Bankruptcy Code.

(f)                    Tax Issues. The terms of the Plan and the restructuring contemplated by this Term Sheet shall be structured to preserve favorable tax attributes of the Debtors to the extent reasonably practicable. The Debtors shall consult with the Steering Committee Lenders on tax issues and matters of tax structure relating to the Plan and the restructuring contemplated by this Term Sheet.

(g)                 Executory Contracts.  The assumption or rejection of any material contract, including, without limitation, any real property lease relating to a theme park (a “Park”)(5) and the Time Warner license agreement, shall be subject to the prior approval of the Steering Committee Lenders.

6.                                       Conditions Precedent.  The support of the Steering Committee Lenders for the Restructuring described herein is subject to the satisfaction (in their sole discretion) of the following conditions:

(a)                  Due Diligence.  The Steering Committee Lenders’ satisfaction with the results of ongoing due diligence investigations regarding the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Debtors.

(b)                 Partnership Parks; IP Issues.  Arrangements satisfactory to the Steering Committee Lenders regarding (i) ongoing investments in, and third party financing of future liquidity puts relating to, the Partnership Parks and

(5)                                     The Parks include Six Flags America, Largo, Maryland, Six Flags Discovery Kingdom, Vallejo, California, Six Flags Fiesta Texas, San Antonio, Texas, Six Flags Great Adventure, Hurricane Harbor & Wild Safari, Jackson, New Jersey, Six Flags Great America, Gurnee, Illinois, Six Flags Hurricane Harbor, Arlington, Texas, Six Flags Hurricane Harbor, Valencia, California, Six Flags Kentucky Kingdom, Louisville, Kentucky, Six Flags Magic Mountain, Valencia, California, Six Flags Mexico, Mexico City, Mexico, Six Flags New England, Agawam, Massachusetts, Six Flags New Orleans, New Orleans, Louisiana, Six Flags St. Louis, Eureka, Missouri, Six Flags White Water Atlanta, Marietta, Georgia, La Ronde, Montreal, Canada, The Great Escape, Lake George, New York and the Partnership Parks.

(ii) the Debtors continued access to the intellectual property currently used in the business or satisfaction with strategies for the de-theming and re-theming of the Parks including all costs associated therewith.

(c)                  New Orleans Park.  Claims relating to the New Orleans park shall not exceed an amount acceptable to the Steering Committee Lenders.

(d)                 Limit on Non-Trade SFTP Claims.  Allowed claims (other than trade claims incurred in the ordinary course of business) against the SFTP Debtors shall not exceed an amount acceptable to the Steering Committee Lenders.

(e)                  Documentation.  The Plan, including any amendments, modifications or supplements thereto, and all other documentation contemplated by this Restructuring shall be acceptable to the Steering Committee Lenders.

(f)                    Confirmation Order.  Entry of an order confirming the Plan in form and substance satisfactory to the Steering Committee Lenders.

(g)                 No MAE.  There shall not have occurred any event, development or circumstance since the petition date (other than any event, claim, or circumstance relating to the Chapter 11 cases or the commencement thereof) that shall have resulted or could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), income, operations or prospects of the Debtors.

(h)                 No Force Majeure.  There shall not have occurred a force majeure event (to be defined as a significant global disruption in the financial markets caused by outbreak of war, terrorism, or other incidents, but not adverse changes in the financial, banking or capital markets generally).

The foregoing summary of the material terms of the Support Agreement and the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, which the Company intends to file with the Securities and Exchange Commission in August 2009.

Item 1.03                                             Bankruptcy or Receivership.

On June 13, 2009, the Debtors filed the Bankruptcy Filing.  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Bankruptcy Filing is incorporated into this Item 1.03.

A copy of the press release, dated June 13, 2009 which announces the Bankruptcy Filings, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing constitutes an event of default under each of the debt instruments listed below:

•                  Indenture (the “2010 Indenture”), dated as of February 11, 2002, between the Company and The Bank of New York, as trustee, (“BONY”) for the 8-7/8% Senior Notes due 2010 (the “2010 Notes”) — The current principal amount outstanding under the 2010 Notes is $131.1 million;

•                  Indenture (the “2013 Indenture”), dated as of April 16, 2003, between the Company and BONY, as trustee, for the 9-3/4% Senior Notes due 2013 (the “2013 Notes”) — The current principal amount outstanding under the 2013 Notes is $142.4 million;

•                  Indenture (the “2014 Indenture”), dated as of December 5, 2003, between the Company and BONY, as trustee, for the 9-5/8% Senior Notes due 2014 (the “2014 Notes”) — The current principal amount outstanding under the 2014 Notes is $314.8 million;

•                  Indenture (the “Convertible Note Indenture”), dated as of June 30, 1999, between the Company and BONY, as trustee, and the Second Supplemental Indenture, dated as of November 19, 2004, between the Company and BONY, as Trustee, for the 4.50% Convertible Senior Notes due 2015 (the “Convertible Notes”) — The current principal amount outstanding under the Convertible Notes is $280.0 million;

•                  Indenture (the “2016 Indenture”), dated as of June 16, 2008, among SFO, as issuer, the Company, as parent guarantor, and HSBC Bank USA, National Association, as trustee, for the 12-1/4% Notes due 2016 (the “2016 Notes”) — The current principal amount outstanding under the 2016 Notes is $400.0 million; and

•                  The Credit Agreement — As of March 31, 2009, the principal amount outstanding under the Credit Agreement was $1.1 billion.

The Bankruptcy Filing triggers an event of default under each of the 2010 Indenture, 2013 Indenture, 2014 Indenture, Convertible Note Indenture and 2016 Indenture (collectively, the “Indentures”). Under the terms of the Indentures, upon the Bankruptcy Filing, all of the outstanding notes under the Indentures became due and payable without further action or notice.

Further, all commitments, loans (with accrued interest thereon) and all other amounts under the Credit Agreement and the other Loan Documents, as defined therein (including, without limitation, all amounts under any letters of credit) became immediately due and payable as a result of the Bankruptcy Filing. The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Bankruptcy Filing is incorporated into this Item 2.04.

Item 8.01               Other Events.

On June 13, 2009, the Company announced that it had terminated the exchange offers for the SFI Notes and the related solicitation of consents to the indentures pursuant to which the SFI Notes were issued because certain conditions to the exchange offers were not satisfied.   No further tenders of SFI Notes will be accepted and any SFI Notes previously tendered pursuant to exchange offers and not withdrawn will be promptly returned to the tendering holder thereof or credited to the account maintained at the depository from which such SFI Notes were tendered, as applicable.  A copy of the press release issued by the Company on June 13, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of the Bankruptcy Filing, the Company will not make the semi-annual interest payment on the Convertible Notes or the 2014 Notes, due on May 15, 2009 and June 1, 2009, respectively.  The Company previously announced that it had chosen to take advantage of the applicable 30-day grace periods under the Convertible Note Indenture and the 2014 Indenture for making such semi-annual interest payments.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of June 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin
	Name:	James M. Coughlin
	Title:	General Counsel

Date:  June 15, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of June 13, 2009.